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                                                                      Exhibit 99


FOR IMMEDIATE RELEASE
Contact:  John Dreyer
          (818) 560-5300


                     THE WALT DISNEY COMPANY'S STOCKHOLDERS
                APPROVE ACQUISITION OF CAPITAL CITIES/ABC, INC.


          NEW YORK, NY, Jan. 4, 1996 -- The Walt Disney Company (NYSE:DIS) announced that at a special meeting here today, stockholders approved a plan to acquire Capital Cities/ABC, Inc.

          Holders of approximately 73 percent of the outstanding shares of Disney stock approved the Amended and Restated Agreement and Plan of Reorganization dated as of July 31 between The Walt Disney Company and Capital Cities/ABC, Inc.

          Completion of the acquisition is subject to receipt of necessary approvals from regulatory authorities.

          Also, holders of approximately 82 percent of shares of Disney stock represented in person or by proxy approved the adoption of the 1995 Stock Incentive Plan and an amendment to the 1990 Stock Incentive Plan to conform the Plan to the 1995 Stock Incentive Plan.

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